UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 10, 2025

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Director

On March 10, 2025, the Board of Directors of Sanmina Corporation (the “Company”) appointed Michael J. Loparco, 53, as a member of the Board of Directors of the Company. Such appointment was made subsequent to the Company’s annual meeting of stockholders held the same day. Mr. Loparco most recently served as Chief Executive Officer of Symbotic Inc, a robotics and automation company, in 2022 and as Special Advisor to its Board of Directors from 2022 to 2023. Before Symbotic, Mr. Loparco spent more than two decades at Jabil Inc., a manufacturing services company, where he held various senior leadership positions, including CEO of Electronics Manufacturing Services & EVP Executive Head of Enterprise IT & Supply Chain Strategy from 2020 to 2022. Mr. Loparco also currently serves on the board of directors of iRobot Corporation, a consumer robotics company.

Mr. Loparco will receive cash and equity compensation for his service in accordance with the non-employee Board member compensation arrangements previously approved by the Board.

The press release announcing Mr. Loparco’s appointment is filed as Exhibit 99.1 to this Form 8-K.

Approval of Stock Plan Amendment

On March 10, 2025, the stockholders of the Company approved an amendment of the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) to reserve an additional 1,000,000 shares of Common Stock for issuance thereunder.

The 2019 Plan provides for the grant to eligible individuals of stock options, both incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and such other cash and stock awards as the administrator of the 2019 Plan shall determine. The terms and conditions of each type of award are set forth in the 2019 Plan. Individuals eligible to receive awards under the 2019 Plan include executive officers, employees, consultants and non-employee members of the Company’s Board of Directors. The 2019 Plan expires on December 3, 2028.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 10, 2025, the Company held its 2025 Annual Meeting of Stockholders. The matters voted upon at the meeting by stockholders of record as of January 17, 2025 and the vote with respect to each such matter is set forth below:

1.	To elect seven directors of the Company.

Nominee	For	Against	Abstain	Broker Non-Votes
Susan K. Barnes	48,675,605	656,368	21,422	2,742,515
David V. Hedley III	47,416,276	1,924,258	12,861	2,743,515
Susan A. Johnson	48,685,562	647,670	20,163	2,743,515
Joseph G. Licata	41,895,466	7,438,059	19,870	2,743,515
Krish Prabhu	42,452,785	6,884,969	15,641	2,743,515
Mythili Sankaran	48,721,213	608,345	23,837	2,743,515
Jure Sola	47,777,560	1,557,605	18,230	2,743,515

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2025.

For	Against	Abstain	Broker Non- Votes
51,295,762	793,031	8,117	0

3.	To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non- Votes
40,402,418	8,933,050	17,927	2,743,515

4.	To approve the reservation of an additional 1,000,000 shares of Common Stock for issuance under the 2019 Plan.

For	Against	Abstain	Broker Non- Votes
45,948,744	3,387,461	17,190	2,743,515

5.	To consider and vote upon the stockholder proposal entitled “Proposal 5 – Special Shareholder Meeting Improvement,” requesting that the Board of Directors take action as necessary to amend the existing right for shareholders to call a special meeting.

For	Against	Abstain	Broker Non- Votes
27,854,430	21,459,631	39,334	2,743,515

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No	Description

Exhibit 99.1	Press Release issued by Sanmina Corporation on March 12, 2025

104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

By:	/s/ Jonathan Faust
Jonathan Faust
Executive Vice President and Chief Financial Officer

Date:  March 13, 2025

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